                          SECURITIES AND EXCHANGE COMMISSION
                                Washington, D.C. 20549


                                       FORM 8-A


                  FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                       PURSUANT TO SECTION 12(b) OR (g) OF THE
                           SECURITIES EXCHANGE ACT OF 1934


                                   PANAVISION INC.
          ------------------------------------------------------------------
                (Exact name of registrant as specified in its charter)

        Delaware                                           13-3593063
----------------------------                          --------------------------
(State of incorporation or                               (I.R.S. Employer
 organization)                                               Identification No.)

6219 De Soto Avenue
Woodland Hills, CA                                                 91367
----------------------------                          --------------------------
(Address of principal                                      (Zip Code)
 executive offices)


Securities to be registered pursuant to Section 12(b) of the Act:

    Title of each class                     Name of each exchange on which
    to be so registered                     each class is to be registered
     -------------------                     ------------------------------

Common Stock, par value                     New York Stock Exchange, Inc.
$.01 per share

If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A.(c)(1), please check the following box. [ ]

If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A.(c)(2), please check the following box. [ ]

Securities to be registered pursuant to Section 12(g) of the Act:

                                         None
--------------------------------------------------------------------------------
                                   (Title of class)


                                  Page 1 of 4 Pages

Item 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

         Reference is made to the information set forth under the caption "Description of Capital Stock" contained in the prospectus included in the Registrant's Registration Statement on Form S-1 (File No. 333-12235) as filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933 as amended (the "Securities Act") on September 18, 1996, as amended by Amendment No. 1 to the Registration Statement filed on October 31, 1996 (as amended, the "Registration Statement"), which is incorporated herein by reference.


Item 2.  EXHIBITS.

         (a)  No exhibits are being filed with the Commission:

         (b) The following exhibits are to be filed with the New York Stock Exchange, Inc. only:

         1    Registration Statement of the Registrant

         4.1 Form of Amended and Restated Articles of Incorporation of the Registrant (to be adopted on or prior to completion of the public offering of the shares registered under the Registration Statement)

         4.2 Form of Amended and Restated By-Laws of the Registrant (to be adopted on or prior to completion of the public offering of the shares registered under the Registration Statement)

         5 Specimen copy of certificate of common stock, par value $.01 per share, of the Registrant


                                  Page 2 of 4 Pages

                                      SIGNATURE

    Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                          PANAVISION INC.


Dated:  October 31, 1996               By: /s/William C. Scott
                                          -------------------------------------
                                          Name:   William C. Scott
                                          Title:  Chairman of the Board
                                                  and Chief Executive Officer


                                  Page 3 of 4 Pages

                                    EXHIBIT INDEX

Exhibit
Number        Description
------        -----------

1             Registration Statement of
              the Registrant

4.1           Amended and Restated Articles
              of Incorporation of the Registrant

4.2           Amended and Restated By-Laws
              of the Registrant

5             Specimen copy of the certificate of
              common stock, par value $.01 per share,
              of the Registrant


                                  Page 4 of 4 Pages